                                                                 EXHIBIT 99

          PROXY
                          WORKINGMENS CAPITAL HOLDINGS, INC.
                           Special Meeting of Shareholders
                                 ______________, 1996

                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints ____________________ and ___________________, or either of them, as proxies of the undersigned, each with full power of substitution and resubstitution, to represent and to vote all of the shares of common stock of Workingmens Capital Holdings, Inc. ("WCHI") which the undersigned beneficially holds of record on ______________, 1996 and would be entitled to vote at the Special Meeting of Shareholders of WCHI, to be held at the main office of WCHI, 121 East Kirkwood Avenue in Bloomington, Indiana, on __________, 1996, at ___:____ __.m., local time, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present, on the matters set forth below.

          The Board of Directors of WCHI recommends a vote FOR approval and adoption of the Agreement of Affiliation and Merger specified in
          Item 1 below.

          1. Approval and adoption of the Agreement of Affiliation and Merger ("Agreement"), dated as of April 8, 1996, among WCHI, ONB, ONB Bank and Workingmens Federal Savings Bank, pursuant to which WCHI will merge with and into ONB and each outstanding share of WCHI common stock will be converted into the right to receive 0.64 shares of ONB common stock, subject to adjustment in event of certain changes in the market price of ONB common stock, all as provided for in the Agreement.

                  / / FOR        / / AGAINST         / / ABSTAIN

          2. In their discretion, on such other matters as may properly come before the Special Meeting.

          THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, THIS
          PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF WCHI. THIS PROXY MAY BE REVOKED AT ANY
          TIME PRIOR TO ITS EXERCISE.

          PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.


          DATED: ______________, 1996          _________________________
                                               (Signature of Shareholder)
                                               _________________________
                                               (Signature of Shareholder)

                                    Please sign exactly as your name
                                    appears on your stock certificates and
                                    on the label placed to the left.  Joint
                                    owners should each sign personally.
                                    Trustees, guardians, executors and
                                    others signing in a representative
                                    capacity should indicate the capacity
                                    in which they sign.

          MM:awc:SS-73429-3